Exhibit 10.5

AMENDMENT ONE TO THE

ARCBEST CORPORATION 2012 CHANGE IN CONTROL PLAN

WHEREAS, ArcBest Corporation (the “Company”), formerly Arkansas Best Corporation, sponsors the Arkansas Best Corporation 2012 Change in Control Plan (the “Plan”);

WHEREAS, the change of the corporate name of the Company from Arkansas Best Corporation to ArcBest Corporation was made effective as of May 1, 2014 (the “Name Change”);

WHEREAS the ArcBest Corporation Compensation Committee (the “Committee”) discussed the need to update the name of the Plan name in light of the Name Change.

WHEREAS, the Committee also reviewed and updated the participant list for the Plan;

WHEREAS, Section 11 of the Plan permits the Company to amend the Plan from time to time by resolution of the Committee;

NOW, THEREFORE, the Company amends the Plan as follows:

1.Effective January 1, 2016, the current participant list is deleted in its entirety and replaced with the following:

Tier I

Judy McReynolds

Tier II

Tim Thorne

Lavon Morton

Jim Ingram

David Cobb

Michael Newcity

Michael Johns

2.Effective immediately, all references in the Plan to Arkansas Best Corporation are replaced with ArcBest Corporation